Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

First Trust High Yield Opportunities 2027 Term Fund
(Exact name of registrant as specified in its charter)
Massachusetts	85-1075664
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
120 East Liberty Drive, Suite 400, Wheaton, Illinois	60187
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[   ]

Securities Act registration statement file number to which this form relates: 333-237878

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock $0.01 par value per share	New York Stock Exchange LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are shares of common stock, $0.01 par value per share (the “Shares”), of First Trust High Yield Opportunities 2027 Term Fund (the “Registrant”). An application for listing of the Shares has been filed with the New York Stock Exchange LLC. A description of the Shares is contained under the caption “Description of Shares” in the Preliminary Prospectus, which is a part of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (Registration Nos. 333-237878 and 811-23565), filed with the Securities and Exchange Commission on June 3, 2020. Such description is incorporated by reference herein. In addition, the above-referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

First Trust High Yield Opportunities 2027 Term Fund
By:	/s/ W. Scott Jardine
W. Scott Jardine, Secretary

June 9, 2020